UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
August 10, 2007
Date of Report (Date of earliest event reported)
Salton, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-19557	36-3777824

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1955 W. Field Court, Lake Forest, Illinois 60045
(Address of principal executive offices) (Zip Code)
(847) 803-4600
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01       Entry into a Material Definitive Arrangement
     On August 10, 2007, we entered into an sixteenth amendment to our senior secured credit facility with Wells Fargo Foothill, Inc., as administrative agent and collateral agent for the senior lenders, and Silver Point Finance, LLC, as the co-agent, syndication agent, documentation agent, arranger and book runner.
     The amendment amends the definition of “borrowing base” to increase the existing overadvance amount of approximately $32 million by approximately $9 million. In addition, subject to satisfaction of certain conditions prior to August 13, 2007, the overadvance amount is increased further by approximately $11 million. The amendment provides that all overadvance amounts must be repaid prior to November 10, 2007. The amendment sets the stated termination date of the facility as December 31, 2008 and sets the applicable margin with respect to base rate loans at 6.50% and with respect to LIBOR rate loans at 8.50%. The amendment amends certain covenants and adds certain covenants, including that (a) the Company appoint a chief restructuring officer on or before September 7, 2007, (b) the Company enter into control agreements with respect to certain bank accounts and (c) the Company enter into pledge agreements with respect to the securities of certain foreign subsidiaries.
     The foregoing summary of the amendment is not complete, and is qualified in its entirety by, and should be read in conjunction with the sixteenth amendment to our senior secured credit facility dated as of August 8, 2007 which is attached hereto as Exhibit 99.1 and is incorporated by reference herein.
     Under the terms of the Company’s second lien credit agreement with The Bank of New York, the waivers and amendments to covenants and events of default contained in the sixteenth amendment are deemed to be waivers and amendments to the parallel covenants and events of default contained in the second lien credit agreement.
     A copy of the press release issued by the Company on August 10, 2007 is attached hereto as Exhibit 99.2.
Item 9.01       Financial Statements and Exhibits
99.1	Sixteenth Amendment to Amended and Restated Credit Agreement dated as of August 8, 2007 by and among the Lenders, Wells Fargo Foothill, Inc., as administrative agent, and collateral agent for the Lenders, Silver Point Finance, LLC, as co-agent, syndication agent, documentation agent, arranger and book runner, Salton, Inc., each of Salton’s subsidiaries identified on the signature pages thereof as Borrowers and each of Salton’s Subsidiaries identified on the signature pages thereof as Guarantors.

99.2	Press Release issued August 10, 2007

SIGNATURE
     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: August 10, 2007

SALTON, INC.
/s/ WILLIAM LUTZ
William Lutz
Chief Financial Officer

EXHIBIT INDEX

Exhibit
No.	Description

99.1	Sixteenth Amendment to Amended and Restated Credit Agreement dated as of August 8, 2007 by and among the Lenders, Wells Fargo Foothill, Inc., as administrative agent, and collateral agent for the Lenders, Silver Point Finance, LLC, as co-agent, syndication agent, documentation agent, arranger and book runner, Salton, Inc., each of Salton’s subsidiaries identified on the signature pages thereof as Borrowers and each of Salton’s Subsidiaries identified on the signature pages thereof as Guarantors.

99.2	Press release issued August 10, 2007.